SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED AUGUST 27, 2001
(To Prospectus dated August 3, 2002)


                                   CWMBS, INC.
                                    Depositor

                                   Countrywide
                                Home Loans, Inc.
                                     Seller

                             Countrywide Home Loans
                                  Servicing LP
                                    Servicer

                          Fifth Third Mortgage Company
                                   Transferor

                                Fifth Third Bank
                                    Servicer

                  CWMBS Mortgage Pass-Through Trust 2001-19
                                     Issuer

           CWMBS Mortgage Pass-Through Certificates, Series 2001-19


The Class 1-A-1 certificates
represent obligations of the
trust only and do not
represent an interest in or              The Class 1-A-1 Certificates
obligation of CWMBS, Inc.,
Countrywide Home Loans, Inc.,            o    This supplement relates to the offering of the Class
Countrywide Home Loans                        1-A-1 certificates of the series referenced above. This
Servicing LP, Fifth Third                     supplement does not contain complete information about
Mortgage Company, Fifth Third                 the offering of the Class 1-A-1 certificates.
Bank, or any of their                         Additional information is contained in the prospectus
respective affiliates.                        supplement dated August 27, 2001 prepared in connection
                                              with the offering of the offered certificates of the
This supplement may be used to                series referenced above and in the prospectus of the
offer and sell the offered                    depositor dated August 3, 2001. You are urged to read
certificates only if                          this supplement, the prospectus supplement and the
accompanied by the prospectus                 prospectus in full.
supplement and the prospectus.
                                         o    As of the September 25, 2002, the class certificate
                                              balance of the Class 1-A-1 certificates was
                                              approximately $67,734,684.




Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class 1-A-1 certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

October 23, 2002

                                THE MORTGAGE POOL

      As of September 1, 2002 (the "Reference Date"), the Mortgage Pool included approximately 902 Mortgage Loans having an aggregate Stated Principal Balance of approximately $364,610,440.

      The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.

                                                                  As of
                                                               September 1,
                                                                  2002
         Total Number of Mortgage Loans.....................      902
         Delinquent Mortgage Loans and Pending Foreclosures
         at Period End (1)
               30-59 days...................................     0.55%
               60-90 days...................................     0.11%
               91 days or more (excluding pending
               foreclosures)................................     0.11%
                                                                 -----
               Total Delinquencies..........................     0.77%
                                                                 =====
         Foreclosures Pending...............................     0.00%
                                                                 -----
         Total Delinquencies and foreclosures pending.......     0.77%
                                                                 =====
--------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

      Certain information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in summary format.

                           SERVICING OF MORTGAGE LOANS

The Servicers

      Countrywide Home Loans Servicing LP ("Countrywide Servicing") has succeeded to Countrywide Home Loans, Inc., as Servicer, with respect to the Mortgage Loans previously serviced by Countrywide Home Loans, Inc. (the "Countrywide Loans") under the Agreement. Fifth Third Bank ("Fifth Third") will act as Servicer with respect to the non-Countrywide Loans under the Agreement and as described in the Prospectus Supplement.

Countrywide Servicing's Foreclosure and Delinquency Experience

      The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all mortgage loans originated or acquired by Countrywide Home Loans, Inc., serviced or master serviced by the Seller and/or Countrywide Servicing and securitized by the Depositor. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning of such servicing portfolio which increased from approximately $10.990 billion at February 28, 1998, to approximately $15.844 billion at February 28, 1999, to approximately $17.759 billion at February 29, 2000, to approximately $21.251 billion at February 28, 2001, to approximately $25.658 billion at December 31, 2001, and to approximately $29.205 billion at June 30, 2002. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the table below will be indicative of such experience on the Mortgage Loans:




                                                                      At February 28(29),
                                                      ------------------------------------------------------
                                                        1998           1999            2000           2001
Delinquent Mortgage Loans and
   Pending Foreclosures at Period End
      30-59 days.............................          1.08%           1.03%          1.36%           1.61%
      60-89 days.............................          0.16            0.18           0.22            0.28
      90 days or more (excluding pending
         foreclosures).......................          0.16            0.12           0.16            0.14
           Total of delinquencies                      1.40%           1.32%          1.75%           2.03%
Foreclosures pending.........................          0.17%           0.14%          0.16%           0.27%

Total delinquencies and foreclosures
    pending..................................          1.57%           1.46%          1.91%           2.30%


Net Gains/(Losses) on liquidated loans(1)....    $(2,662,000)    $(2,882,524)   $(3,076,240)    $(2,988,604)
Percentage of Net Gains/(Losses) on
    liquidated loans(1)(2)...................         (0.024)%        (0.018)%       (0.017)%        (0.014)%
Percentage of Net Gains/(Losses) on
    liquidated loans (based on average
    outstanding principal balance)(1)........         (0.027)%        (0.021)%       (0.017)%        (0.015)%




                                                       At              At
                                                   December 31,      June 30,
                                                   ------------      ---------
                                                       2001            2002
Delinquent Mortgage Loans and
   Pending Foreclosures at Period End
      30-59 days.............................          1.89%          1.85%
      60-89 days.............................          0.39           0.40
      90 days or more (excluding pending
         foreclosures).......................          0.23           0.28
           Total of delinquencies                      2.51%          2.53%
Foreclosures pending.........................          0.31%          0.28%

Total delinquencies and foreclosures
    pending..................................          2.82%          2.81%


Net Gains/(Losses) on liquidated loans(1)....    $(5,677,141)   $(3,054,092)
Percentage of Net Gains/(Losses) on
    liquidated loans(1)(2)...................         (0.022)%       (0.010)%
Percentage of Net Gains/(Losses) on
    liquidated loans (based on average
    outstanding principal balance)(1)........         (0.023)%       (0.011)%


--------------------
(1)"Net Gains (Losses)" are actual gains or losses incurred on liquidated properties which are calculated as net liquidation proceeds less book value (excluding loan purchase premium or discount).
(2)Based upon the total principal balance of the mortgage loans outstanding on the last day of the indicated period.

      For information with respect to the delinquency and foreclosure experience of Fifth Third Bank, please see "Servicing of the Mortgage Loans -- Fifth Third's Delinquency and Foreclosure Experience" in the Prospectus Supplement.

                 DESCRIPTION OF THE CLASS 1-A-1 CERTIFICATES

      The Class 1-A-1 Certificates will be entitled to receive interest in the amount of the Interest Distribution Amount for such Class as described in the Prospectus Supplement under "Description of the Certificates -- Interest". The Class 1-A-1 Certificates are allocated principal payments as described in the Prospectus Supplement under "Description of the Certificates -- Principal".

      As of September 25, 2002 (the "Certificate Date"), the Class Certificate Balance of the Class 1-A-1 Certificates was approximately $67,734,684 evidencing a beneficial ownership interest of approximately 18.58% in the Trust Fund. As of the Certificate Date, the Senior Certificates had an aggregate principal balance of approximately $346,956,173 and evidenced in the aggregate, a beneficial ownership interest of approximately 95.16% in the Trust Fund. As of the Certificate Date, the Subordinated Certificates had an aggregate principal balance of $17,654,267 and evidenced in the aggregate, a beneficial ownership interest of approximately

4.84% in the Trust Fund. For additional information with respect to the Class 1-A-1 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

      The monthly statement for September 2002, that has been furnished to Certificateholders of record on the most recent Distribution Date, is included herein as Exhibit 2.

Revised Structuring Assumptions

      Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations -- Decrement Table" has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Revised Structuring Assumptions"): (i) the Mortgage Loans prepay at the specified constant percentages of the Prepayment Assumption (as defined below), (ii) no defaults in the payment by Mortgagors of principal of any interest on the Mortgage Loans are experienced, (iii) scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the Reference Date and are computed prior to giving effect to prepayments received on the last day of the prior month, (iv) prepayments are allocated as described herein without giving effect to loss and delinquency tests, (v) there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual Mortgage Loans and are received on the last day of each month, commencing in the calendar month of the Reference Date, (vi) the scheduled monthly payment for each Mortgage Loan will amortize in amounts sufficient to repay the balance of such Mortgage Loan by its indicated remaining term to maturity, (vii) the Class Certificate Balance of the Class 1-A-1 Certificates is $67,734,684 (viii) interest accrues on the Class 1-A-1 Certificates at the applicable interest rate described in the Prospectus Supplement, (ix) distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in the calendar month following the Reference Date, (x) the closing date of the sale of the Class 1-A-1 Certificates is October 23, 2002, (xi) neither the Seller nor the Transferor is required to repurchase or substitute for any Mortgage Loan, (xii) Countrywide Servicing does not exercise the option to repurchase the Mortgage Loans described in the Prospectus Supplement under the headings "--Optional Purchase of Defaulted Loans" and "--Optional Termination" and (xiii) no Class of Certificates become a Restricted Class. While it is assumed that each of the Mortgaged Loans prepays at the specified constant percentages of SPA, this is not likely to be the case. Moreover, discrepancies will exist between the characteristics of the actual Mortgage Loans as of the Reference Date and characteristics of the Mortgage Loans assumed in preparing the tables herein.

      Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this Supplement is the Standard Prepayment Assumption (the "Prepayment Assumption"), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. The Prepayment Assumption does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. 100% of the Prepayment Assumption assumes prepayment rates of 0.2% per annum of the then unpaid principal balance of such pool of mortgage loans in the first month of the life of such mortgage loans and an additional 0.2% per annum in each month thereafter (for example, 0.4% per annum in the second month) until the 30th month. Beginning in the 30th month and in each month thereafter during the life of such mortgage loans, 100% of the Prepayment Assumption assumes a constant prepayment rate of 6.0% per annum. Multiples may be calculated from this prepayment rate sequence. For example, 250% of the Prepayment Assumption assumes prepayment rates will be 0.50% per annum in month one, 1.0% per annum in month two, and increasing by 0.50% in each succeeding month until reaching a rate of 15.0% per annum in month 30 and remaining constant at 15.0% per annum thereafter. 0% of the Prepayment Assumption assumes no prepayments. There is no assurance that prepayments will occur at any Prepayment Assumption rate or at any other constant rate.

                YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

      The following table indicates the percentage of the Certificate Date Class Certificate Balance of the Class 1-A-1 Certificates that would be outstanding after each of the dates shown at various constant percentages of the Prepayment Assumption and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. It is not likely that the Mortgage Loans will have the precise characteristics described in this Supplement or that all of the Mortgage Loans will prepay at the constant percentages of the Prepayment Assumption specified in the table or at any other constant rate. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the table, which has been prepared using the specified constant percentages of the Prepayment Assumption, even if the remaining term to maturity of the Mortgage Loans is consistent with the remaining terms to maturity of the Mortgage Loans specified in the Structuring Assumptions and Revised Structuring Assumptions.


                         Percent of Class Certificate
                             Balance Outstanding*

                                                 Class 1-A-1
                                       Percentage of the Prepayment
                                                 Assumption
    Distribution Date                 100%       100%      275%      400%      500%
    -----------------                 ----       ----      ----      ----      ----
Initial Percent........               100        100       100       100    1  100
October 23, 2002.......                47         47        46        46        46
October 25, 2003.......                46         42        34        28        24
October 25, 2004.......                45         36        21        11         4
October 25, 2005.......                44         31        10         0         0
October 25, 2006.......                43         26         2         0         0
October 25, 2007.......                42         21         0         0         0
October 25, 2008.......                41         17         0         0         0
October 25, 2009.......                40         14         0         0         0
October 25, 2010.......                38         11         0         0         0
October 25, 2011.......                37          8         0         0         0
October 25, 2012.......                36          6         0         0         0
October 25, 2013.......                34          4         0         0         0
October 25, 2014.......                33          1         0         0         0
October 25, 2015.......                31          0         0         0         0
October 25, 2016.......                29          0         0         0         0
October 25, 2017.......                27          0         0         0         0
October 25, 2018.......                25          0         0         0         0
October 25, 2019.......                23          0         0         0         0
October 25, 2020.......                20          0         0         0         0
October 25, 2021.......                18          0         0         0         0
October 25, 2022.......                15          0         0         0         0
October 25, 2023.......                12          0         0         0         0
October 25, 2024.......                 9          0         0         0         0
October 25, 2025.......                 5          0         0         0         0
October 25, 2026.......                 1          0         0         0         0
October 25, 2027.......                 0          0         0         0         0
Weighted Average Life (years)**..... 15.4        5.2       2.0       1.4       1.1
(years) **.............

--------------------------
*  Rounded to the nearest whole percentage.
** Determined as specified under "Weighted Average Lives of the
   Offered Certificates" in the Prospectus Supplement.


                               CREDIT ENHANCEMENT

      As of the Reference Date, the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount were approximately $11,638,539 and $300,000 and $0, respectively.

                   CERTAIN FEDERAL INCOME TAX CONSEQUENCES

      Prospective investors should consider carefully the income tax consequences of an investment in the Class 1-A-1 Certificates discussed under the sections titled "Certain Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus, which the following discussion supplements. Prospective investors should consult their tax advisors with respect to those consequences.

Foreign Investors

      In general, a Foreign Investor who is an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Certificates on its own behalf will not be subject to United States Federal income taxes on payments of interest or original issue discount on a Certificate, unless such Foreign Investor is a direct or indirect 10% or greater certificateholder of the Trust Fund, a controlled foreign corporation related to the Trust Fund or a bank receiving interest described in section 881(c)(3)(A) of the Code. To qualify for the exemption from taxation, the Withholding Agent, as defined below, must have received a statement from the individual or corporation that:

      - is signed under penalties of perjury by the beneficial owner of the Certificate,

      -     certifies that such owner is not a U.S. Holder, and

      -     provides the beneficial owner's name and address.

      A "Withholding Agent" is the last United States payor (or a non-U.S. payor who is a qualified intermediary, U.S. branch of a foreign person, or withholding foreign partnership) in the chain of payment prior to payment to a Foreign Investor (which itself is not a Withholding Agent).

      Generally, this statement is made on an IRS Form W-8BEN ("W-8BEN"), which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent reports at least annually to the beneficial owner on IRS Form 1042-S. The beneficial owner must inform the Withholding Agent within 30 days of such change and furnish a new W-8BEN. A Certificate Owner who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Certificates on its own behalf may have substantially increased reporting requirements. In particular, in the case of Certificates held by a foreign partnership (or foreign trust), the partnership (or trust) will be required to provide the certification from each of its partners (or beneficiaries), and the partnership (or trust) will be required to provide certain additional information.

      A foreign Certificate Owner whose income with respect to its investment in a Certificate is effectively connected with the conduct of a U.S. trade or business would generally be taxed as if the holder was a U.S. person provided the holder furnishes to the Withholding Agent an IRS Form W-8ECI.

      Certain securities clearing organizations, and other entities who are not beneficial owners, may be able to provide a signed statement to the Withholding Agent. However, in such cases, the signed statement may require a copy of the beneficial owner's W-8BEN (or substitute form).

      Generally, a Foreign Investor will not be subject to federal income taxes on any amount which constitutes capital gain upon retirement or disposition of a Certificate, unless such Foreign

Investor is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and such gain is derived from sources within the United States. Certain other exceptions may be applicable, and a Foreign Investor should consult its tax advisor in this regard.

      The Certificates will not be includible in the estate of a Foreign Investor unless the individual is a direct or indirect 10% or greater certificateholder of the Trust Fund or, at the time of such individual's death, payments in respect of the Certificates would have been effectively connected with the conduct by such individual of a trade or business in the United States.

Backup Withholding

      Backup withholding of United States Federal income tax may apply to payments made in respect of the Certificates to registered owners who are not "exempt recipients" and who fail to provide certain identifying information (such as the registered owner's taxpayer identification number) in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the Certificates to a U.S. Holder must be reported to the IRS, unless the U.S. Holder is an exempt recipient or establishes an exemption. Compliance with the identification procedures described in the preceding section would establish an exemption from backup withholding for those Foreign Investors who are not exempt recipients.

      In addition, upon the sale of a Certificate to (or through) a broker, the broker must report the sale and backup withhold on the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller certifies that such seller is a Foreign Investor (and certain other conditions are met). Certification of the registered owner's non-U.S. status would be made normally on an IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

      Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's United States federal income tax provided the required information is furnished to the IRS.

      Prospective investors are strongly urged to consult their own tax advisors with respect to the Withholding Regulations.

                                ERISA CONSIDERATIONS

      Prospective purchasers of the Class 1-A-1 Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, it is expected that the Exemptions will apply to the acquisition and holding of Class 1-A-1 Certificates by Plans and that all conditions of the Exemptions other than those within the control of purchasers of the Certificates will be met.

                                     RATINGS

      The Class 1-A-1 Certificates are currently rated "AAA" by Fitch, Inc. and "Aaa" by Moody's Investors Service, Inc. See "Ratings" in the Prospectus Supplement.

                             METHOD OF DISTRIBUTION

      The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans Servicing LP, and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the Class 1-A-1 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                    EXHIBIT 1

      The following information sets forth certain characteristics of the Mortgage Loans (with respect to Loan Group 1 and with respect to all of the Mortgage Loans, respectively) included in the mortgage pool (the "Pool Characteristics") as of the Reference Date.

         Pool Characteristics of the Mortgage Loans in Loan Group 1*
                           (as of the Reference Date)

Number of Mortgage Loans...............................         312
Loan Group Principal Balance...........................     $125,853,419
Stated Principal Balance:
      Range............................................ $183,652 to $1,031,168
      Average..........................................       403,376
Original Term to Stated Maturity.......................      359 months
Weighted Average Remaining Term to Stated Maturity.....      343 months
Mortgage Rate:
      Range............................................    6.000% to 8.875%
      Weighted Average.................................         7.33%

Original Loan-to Value Ratios:
      Range............................................    27.00% to 95.00%
      Weighted Average.................................        73.25%
State Distribution of Mortgaged Properties:
      Located in California............................        53.94%
      Located in State of Ohio.........................        14.67%
      Located in State of Arizona                              12.43%
      Located in the State of Tennessee................         6.37%
      Located in the State of Kentucky.................         4.58%
      No other State has a concentration greater than 4.00%
Occupancy Types:
      Primary Home.....................................   At least 98.00%
      Secondary Home...................................  No more than 2.00%
Types of Mortgaged Properties:
      Single Family....................................   At least 95.00%
      Condominium/Townhouses...........................  No more than 4.00%
      Two-to Four-Family Units.........................  No more than 1.00%
Purpose of Mortgage Loans:
      Purchase and Refinance (rate/term)...............      At least 80.00%
      Refinance (cash out).............................  No more than 20.00%

Documentation Program:
      Full/Alternative.................................    At least 81.00%
      Reduced..........................................  No more than 15.00%
      CLUES plus.......................................   No more than 2.00%
      Streamlined......................................   No more than 1.00%
      No Income / No Asset Verification................   No more than 1.00%

---------------
* Approximate.




                                      1 - 1

              Pool Characteristics of all of the Mortgage Loans*
                           (as of the Reference Date)

Number of Mortgage Loans...............................         902
Loan Group Principal Balance...........................     $364,610,440
Stated Principal Balance:
      Range............................................ $122,862 to $1,484,084
      Average..........................................       404,224
Original Term to Stated Maturity.......................      349 months
Weighted Average Remaining Term to Stated Maturity.....      336 months
Mortgage Rate:
      Range............................................    6.000% to 9.250%
      Weighted Average.................................         7.26%

Original Loan-to Value Ratios:
      Range............................................    15.60% to 95.00%
      Weighted Average.................................        72.23%
State Distribution of Mortgaged Properties:
      Located in California............................        48.65%
      Located in State of Ohio.........................         7.00%
      Located in State of Arizona                               6.07%
      No other State or the District of Columbia has a
      concentration greater than 4.00%
Occupancy Types:
      Primary Home.....................................   At least 97.00%
      Secondary Home...................................  No more than 3.00%
Types of Mortgaged Properties:
      Single Family....................................   At least 97.00%
      Condominium/Townhouses...........................  No more than 3.00%
      Two-to Four-Family Units.........................  No more than 1.00%
Purpose of Mortgage Loans:
      Purchase and Refinance (rate/term)...............    At least 78.00%
      Refinance (cash out).............................  No more than 22.00%
Documentation Program:
      Full/Alternative.................................    At least 78.00%
      Reduced..........................................  No more than 17.00%
      CLUES plus.......................................  No more than 3.00%
      Streamlined......................................  No more than 1.00%
      No Income/No Asset Verification..................  No more than 1.00%

-------------
*Approximate.



                                    1 - 2

                                    EXHIBIT 2

                                   [attached]



                                      2 - 1

   THE
  BANK OF                                                                                                Distribution Date: 9/25/02
   NEW
   YORK
101 Barclay St, 8W
New York, NY 10286
                                                                          Countrywide Home Loans
Attn: Courtney Bartholomew                                            Fifth Third Mortgage Company
      212-815-3236                                                  Mortgage Pass-Through Trust
                                                                              Series 2001-19



                                                                Certificateholder Monthly Distribution Summary



                                             Certificate                      Pass
                              Class             Rate           Beginning     Through
Class            Cusip     Description          Type           Balance        Rate (%)
1A1            12669B7L0     Senior          Fix-30/360     75,848,653.40    6.750000
1A2            12669B7M8     Senior          Fix-30/360     21,023,000.00    6.750000
1A3            12669B7N6     Senior          Fix-30/360      8,000,000.00    6.750000
1A4            12669B7P1     Senior          Fix-30/360      2,000,000.00    6.750000
1A5            12669CBT6     Senior          Fix-30/360     20,000,000.00    6.750000
1X             12669B7Q9     Strip IO        Fix-30/360    106,873,465.29    0.434473
2A1            12669B7R7     Senior          Fix-30/360    137,670,632.87    6.500000
2A2            12669B7S5     Senior          Fix-30/360     17,560,766.20    6.500000
2A3            12669B7T3     Senior          Fix-30/360     19,000,000.00    6.500000
2A4            12669B7U0     Senior          Fix-30/360     21,339,233.80    6.500000
2A5            12669B7V8     Senior          Fix-30/360     30,000,000.00    6.500000
3A1            12669B7W6     Senior          Fix-30/360     17,168,269.34    6.500000
3X             12669B7X4     Strip IO        Fix-30/360     11,385,156.53    0.238577
PO                                                             668,054.31    0.000000
PO-1           12669B7Z9     Senior          Fix-30/360        401,859.81    0.000000
PO-2           12669B7Z9     Senior          Fix-30/360        124,699.35    0.000000
PO-3           12669B7Z9     Senior          Fix-30/360        141,495.15    0.000000
AR             12669B7Y2     Senior          Fix-30/360              0.00    6.750000
---------------------------------------------------------------------------------------------
M              12669B8A3     Junior          Fix-30/360      8,973,410.44    6.594891
B1             12669B8B1     Junior          Fix-30/360      3,694,933.71    6.594891
B2             12669B8C9     Junior          Fix-30/360      1,583,543.02    6.594891
B3             12669CAV2     Junior          Fix-30/360      1,319,619.18    6.594891
B4             12669CAW0     Junior          Fix-30/360      1,055,695.35    6.594891
B5             12669CAX8     Junior          Fix-30/360      1,045,504.07    6.594891

Totals                                                     387,951,315.69




                                                                     Current                          Cumulative
                Principal         Interest           Total           Realized         Ending           Realized
Class          Distribution     Distribution     Distribution         Losses         Balance           Losses
----------------------------------------------------------------------------------------------------------------
1A1           8,113,969.01        426,648.68      8,540,617.68          0.00        67,734,684.39         0.00
1A2                   0.00        118,254.38        118,254.38          0.00        21,023,000.00         0.00
1A3                   0.00         45,000.00         45,000.00          0.00         8,000,000.00         0.00
1A4                   0.00         11,250.00         11,250.00          0.00         2,000,000.00         0.00
1A5                   0.00        112,500.00        112,500.00          0.00        20,000,000.00         0.00
1X                    0.00         38,694.66         38,694.66          0.00        99,694,691.69         0.00
2A1          13,759,505.93        745,471.79     14,504,977.72          0.00       123,911,126.94         0.00
2A2             115,549.67         95,089.68        210,639.35          0.00        17,445,216.52         0.00
2A3                   0.00        102,882.97        102,882.97          0.00        19,000,000.00         0.00
2A4                   0.00              0.00              0.00          0.00        21,454,783.48         0.00
2A5                   0.00        162,446.80        162,446.80          0.00        30,000,000.00         0.00
3A1           1,439,421.65         92,994.79      1,532,416.44          0.00        15,728,847.69         0.00
3X                    0.00          2,263.53          2,263.53          0.00         9,977,001.81         0.00
PO                9,539.70              0.00          9,539.70          0.00           658,514.61         0.00
PO-1              8,237.95              0.00          8,237.95          0.00           393,621.86         0.00
PO-2                669.42              0.00            669.42          0.00           124,029.93         0.00
PO-3                632.33              0.00            632.33          0.00           140,862.82         0.00
AR                    0.00              0.00              0.00          0.00                 0.00         0.00
-----------------------------------------------------------------------------------------------------------------
M                 9,362.30         49,306.66         58,668.95          0.00         8,964,048.15         0.00
B1                3,855.06         20,302.74         24,157.80          0.00         3,691,078.65         0.00
B2                1,652.17          8,701.17         10,353.34          0.00         1,581,890.85         0.00
B3                1,376.81          7,250.98          8,627.79          0.00         1,318,242.37         0.00
B4                1,101.45          5,800.78          6,902.23          0.00         1,054,593.90         0.00
B5                1,090.81          5,744.78          6,835.60          0.00         1,044,413.26    10,974.91
-----------------------------------------------------------------------------------------------------------------
Totals       23,456,424.56      2,050,604.39     25,507,028.94          0.00       364,610,440.81    10,974.91
-----------------------------------------------------------------------------------------------------------------


   THE
  BANK OF                                                                                                Distribution Date: 9/25/02
   NEW
   YORK
101 Barclay St, 8W
New York, NY 10286
                                                                          Countrywide Home Loans
Attn: Courtney Bartholomew                                            Fifth Third Mortgage Company
      212-815-3236                                                  Mortgage Pass-Through Trust
                                                                              Series 2001-19

                                                                        Principal Distribution Detail





                                Original               Beginning         Scheduled
                               Certificate            Certificate       Principal       Accretion
Class            Cusip           Balance                Balance         Distribution    Principal
---------------------------------------------------------------------------------------------------------
1A1            12669B7L0       143,954,000.00        75,848,653.40      8,113,969.01         0.00
1A2            12669B7M8        21,023,000.00        21,023,000.00              0.00         0.00
1A3            12669B7N6         8,000,000.00         8,000,000.00              0.00         0.00
1A4            12669B7P1         2,000,000.00         2,000,000.00              0.00         0.00
1A5            12669CBT6        20,000,000.00        20,000,000.00              0.00         0.00
1X             12669B7Q9       173,077,754.00       106,873,465.29              0.00         0.00
2A1            12669B7R7       201,922,000.00       137,670,632.87     13,759,505.93         0.00
2A2            12669B7S5        18,900,000.00        17,560,766.20        115,549.67         0.00
2A3            12669B7T3        19,000,000.00        19,000,000.00              0.00         0.00
2A4            12669B7U0        20,000,000.00        21,339,233.80              0.00   115,549.67
2A5            12669B7V8        30,000,000.00        30,000,000.00              0.00         0.00
3A1            12669B7W6        32,448,000.00        17,168,269.34      1,439,421.65         0.00
3X             12669B7X4        25,576,477.00        11,385,156.53              0.00         0.00
PO                                 756,923.73           668,054.31          9,539.70         0.00
PO-1           12669B7Z9           454,110.36           401,859.81          8,237.95         0.00
PO-2           12669B7Z9           127,082.53           124,699.35            669.42         0.00
PO-3           12669B7Z9           175,730.84           141,495.15            632.33         0.00
AR             12669B7Y2               100.00                 0.00              0.00         0.00
----------------------------------------------------------------------------------------------------------
M              12669B8A3         9,112,000.00         8,973,410.44          9,362.30         0.00
B1             12669B8B1         3,752,000.00         3,694,933.71          3,855.06         0.00
B2             12669B8C9         1,608,000.00         1,583,543.02          1,652.17         0.00
B3             12669CAV2         1,340,000.00         1,319,619.18          1,376.81         0.00
B4             12669CAW0         1,072,000.00         1,055,695.35          1,101.45         0.00
B5             12669CAX8         1,072,760.90         1,045,504.07          1,090.81         0.00
-----------------------------------------------------------------------------------------------------------
Totals                         535,960,784.63       387,951,315.69     23,456,424.56   115,549.67






          Unscheduled          Net           Current              Ending              Ending
           Principal        Principal        Realized           Certificate        Certificate
Class     Adjustments      Distribution       Losses              Balance             Factor
-------------------------------------------------------------------------------------------------------
1A1           0.00          8,113,969.01         0.00            67,734,684.39      0.47053006092
1A2           0.00                  0.00         0.00            21,023,000.00      1.00000000000
1A3           0.00                  0.00         0.00             8,000,000.00      1.00000000000
1A4           0.00                  0.00         0.00             2,000,000.00      1.00000000000
1A5           0.00                  0.00         0.00            20,000,000.00      1.00000000000
1X            0.00                  0.00         0.00            99,694,691.69      0.57601100884
2A1           0.00         13,759,505.93         0.00           123,911,126.94      0.61365837769
2A2           0.00            115,549.67         0.00            17,445,216.52      0.92302732921
2A3           0.00                  0.00         0.00            19,000,000.00      1.00000000000
2A4           0.00                  0.00         0.00            21,454,783.48      1.07273917390
2A5           0.00                  0.00         0.00            30,000,000.00      1.00000000000
3A1           0.00          1,439,421.65         0.00            15,728,847.69      0.48474012846
3X            0.00                  0.00         0.00             9,977,001.81      0.39008506957
PO            0.00              9,539.70         0.00               658,514.61      0.86998806339
PO-1          0.00              8,237.95         0.00               393,621.86      0.86679779374
PO-2          0.00                669.42         0.00               124,029.93      0.97597935187
PO-3          0.00                632.33         0.00               140,862.82      0.80158281518
AR            0.00                  0.00         0.00                     0.00      0.00000000000
---------------------------------------------------------------------------------------------------
M             0.00              9,362.30         0.00             8,964,048.15      0.98376296609
B1            0.00              3,855.06         0.00             3,691,078.65      0.98376296609
B2            0.00              1,652.17         0.00             1,581,890.85      0.98376296609
B3            0.00              1,376.81         0.00             1,318,242.37      0.98376296609
B4            0.00              1,101.45         0.00             1,054,593.90      0.98376296609
B5            0.00              1,090.81         0.00             1,044,413.26      0.97357505806
----------------------------------------------------------------------------------------------------
Totals        0.00         23,456,424.56         0.00           364,610,440.81


                                    Page 2


   THE
  BANK OF                                                                                                Distribution Date: 9/25/02
   NEW
   YORK
101 Barclay St, 8W
New York, NY 10286
                                                                          Countrywide Home Loans
Attn: Courtney Bartholomew                                            Fifth Third Mortgage Company
      212-815-3236                                                  Mortgage Pass-Through Trust
                                                                              Series 2001-19

                                                                        Interest Distribution Detail


          Beginning      Pass       Accrued      Cumulative                 Total            Net          Unscheduled
         Certificate    Through     Optimal       Unpaid       Deferred    Interest       Prepayment        Interest     Interest
Class      Balance       Rate (%)   Interest     Interest      Interest      Due         Int Shortfall     Adjustment      Paid
-----------------------------------------------------------------------------------------------------------------------------------
1A1     75,848,653.40   6.750000    426,648.68        0.00         0.00     426,648.68           0.00          0.00     426,648.68
1A2     21,023,000.00   6.750000    118,254.38        0.00         0.00     118,254.38           0.00          0.00     118,254.38
1A3      8,000,000.00   6.750000     45,000.00        0.00         0.00      45,000.00           0.00          0.00      45,000.00
1A4      2,000,000.00   6.750000     11,250.00        0.00         0.00      11,250.00           0.00          0.00      11,250.00
1A5     20,000,000.00   6.750000    112,500.00        0.00         0.00     112,500.00           0.00          0.00     112,500.00
1X     106,873,465.29   0.434473     38,694.66        0.00         0.00      38,694.66           0.00          0.00      38,694.66
2A1    137,670,632.87   6.500000    745,715.93        0.00         0.00     745,715.93         244.14          0.00     745,471.79
2A2     17,560,766.20   6.500000     95,120.82        0.00         0.00      95,120.82          31.14          0.00      95,089.68
2A3     19,000,000.00   6.500000    102,916.67        0.00         0.00     102,916.67          33.69          0.00     102,882.97
2A4     21,339,233.80   6.500000         37.84        0.00   115,549.67     115,587.52          37.84          0.00           0.00
2A5     30,000,000.00   6.500000    162,500.00        0.00         0.00     162,500.00          53.20          0.00     162,446.80
3A1     17,168,269.34   6.500000     92,994.79        0.00         0.00      92,994.79           0.00          0.00      92,994.79
3X      11,385,156.53   0.238577      2,263.53        0.00         0.00       2,263.53           0.00          0.00       2,263.53
PO         668,054.31   0.000000          0.00        0.00         0.00           0.00           0.00          0.00           0.00
PO-1       401,859.81   0.000000          0.00        0.00         0.00           0.00           0.00          0.00           0.00
PO-2       124,699.35   0.000000          0.00        0.00         0.00           0.00           0.00          0.00           0.00
PO-3       141,495.15   0.000000          0.00        0.00         0.00           0.00           0.00          0.00           0.00
AR               0.00   6.750000          0.00        0.00         0.00           0.00           0.00          0.00           0.00
-----------------------------------------------------------------------------------------------------------------------------------
M        8,973,410.44   6.594891     49,315.55        0.00         0.00      49,315.55           8.90          0.00      49,306.66
B1       3,694,933.71   6.594891     20,306.40        0.00         0.00      20,306.40           3.66          0.00      20,302.74
B2       1,583,543.02   6.594891      8,702.74        0.00         0.00       8,702.74           1.57          0.00       8,701.17
B3       1,319,619.18   6.594891      7,252.29        0.00         0.00       7,252.29           1.31          0.00       7,250.98
B4       1,055,695.35   6.594891      5,801.83        0.00         0.00       5,801.83           1.05          0.00       5,800.78
B5       1,045,504.07   6.594891      5,745.82        0.00         0.00       5,745.82           1.04          0.00       5,744.78
-----------------------------------------------------------------------------------------------------------------------------------
Totals 387,951,315.69             2,051,021.93        0.00   115,549.67   2,166,571.61         417.54          0.00   2,050,604.39
-----------------------------------------------------------------------------------------------------------------------------------



   THE
  BANK OF                                                                                                Distribution Date: 9/25/02
   NEW
   YORK
101 Barclay St, 8W
New York, NY 10286
                                                                          Countrywide Home Loans
Attn: Courtney Bartholomew                                            Fifth Third Mortgage Company
      212-815-3236                                                     Mortgage Pass-Through Trust
                                                                              Series 2001-19

                                                                        Current Payment Information
                                                                           Factors per $1,000




                        Original           Beginning Cert.                                              Ending Cert.       Pass
                      Certificate            Notional              Principal            Interest          Notional        Through
Class    Cusip          Balance              Balance              Distribution         Distribution       Balance         Rate (%)
-----------------------------------------------------------------------------------------------------------------------------------
1A1      12669B7L0    143,954,000.00       526.895073396         56.365012479          2.963784788       470.530060917    6.750000
1A2      12669B7M8     21,023,000.00     1,000.000000000          0.000000000          5.625000000     1,000.000000000    6.750000
1A3      12669B7N6      8,000,000.00     1,000.000000000          0.000000000          5.625000000     1,000.000000000    6.750000
1A4      12669B7P1      2,000,000.00     1,000.000000000          0.000000000          5.625000000     1,000.000000000    6.750000
1A5      12669CBT6     20,000,000.00     1,000.000000000          0.000000000          5.625000000     1,000.000000000    6.750000
1X       12669B7Q9    173,077,754.00       617.488168295          0.000000000          0.223568094       576.011008844    0.434473
2A1      12669B7R7    201,922,000.00       681.801056210         68.142678516          3.691879968       613.658377694    6.500000
2A2      12669B7S5     18,900,000.00       929.141068576          6.113739368          5.031199743       923.027329208    6.500000
2A3      12669B7T3     19,000,000.00     1,000.000000000          0.000000000          5.414893295     1,000.000000000    6.500000
2A4      12669B7U0     20,000,000.00     1,066.961690196          0.000000000          0.000000000     1,072.739173898    6.500000
2A5      12669B7V8     30,000,000.00     1,000.000000000          0.000000000          5.414893295     1,000.000000000    6.500000
3A1      12669B7W6     32,448,000.00       529.101002828         44.360874367          2.865963765       484.740128461    6.500000
3X       12669B7X4     25,576,477.00       445.141703058          0.000000000          0.088500505       390.085069574    0.238577
PO                        756,923.73       882.591314715         12.603251321          0.000000000       869.988063394    0.000000
PO-1     12669B7Z9        454,110.36       884.938657982         18.140864238          0.000000000       866.797793744    0.000000
PO-2     12669B7Z9        127,082.53       981.246970475          5.267618607          0.000000000       975.979351867    0.000000
PO-3     12669B7Z9        175,730.84       805.181102917          3.598287735          0.000000000       801.582815182    0.000000
AR       12669B7Y2            100.00         0.000000000          0.000000000          0.000000000         0.000000000    6.750000
-----------------------------------------------------------------------------------------------------------------------------------
M        12669B8A3      9,112,000.00       984.790434843          1.027468755          5.411178415       983.762966089    6.594891
B1       12669B8B1      3,752,000.00       984.790434843          1.027468755          5.411178415       983.762966089    6.594891
B2       12669B8C9      1,608,000.00       984.790434843          1.027468755          5.411178415       983.762966089    6.594891
B3       12669CAV2      1,340,000.00       984.790434843          1.027468755          5.411178415       983.762966089    6.594891
B4       12669CAW0      1,072,000.00       984.790434843          1.027468755          5.411178415       983.762966089    6.594891
B5       12669CAX8      1,072,760.90       974.591886289          1.016828227          5.355139928       973.575058062    6.594891
-----------------------------------------------------------------------------------------------------------------------------------
Totals                535,960,784.63       723.842726586         43.765188112          3.826034383       680.293132009
-----------------------------------------------------------------------------------------------------------------------------------




  THE
BANK OF
  NEW
 YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
212-815-3236

                                         Countrywide Home Loans
                                      Fifth Third Mortgage Company
                                       Mortgage Pass-Through Trust
                                             Series 2001-19

Pool Level Data
Distribution Date                                                                          9/25/02
Cut-off Date                                                                                8/1/01
Determination Date                                                                          9/1/02
Accrual Period 30/360                          Begin                                        8/1/02
                                               End                                          9/1/02
Number of Days in 30/360 Accrual Period                                                         30



                  Collateral Information
Group 1
-------

Cut-Off Date Balance                                                                202,205,741.66

Beginning Aggregate Pool Stated Principal Balance                                   133,981,439.31
Ending Aggregate Pool Stated Principal Balance                                      125,853,419.64

Beginning Aggregate Certificate Stated Principal Balance                            387,951,315.69
Ending Aggregate Certificate Stated Principal Balance                               364,610,440.80

Beginning Aggregate Loan Count                                                                 331
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                 19
Ending Aggregate Loan Count                                                                    312

Beginning Weighted Average Loan Rate (WAC)                                               7.335620%
Ending Weighted Average Loan Rate (WAC)                                                  7.334339%

Beginning Net Weighted Average Loan Rate                                                 7.076322%
Ending Net Weighted Average Loan Rate                                                    7.075021%

Weighted Average Maturity (WAM) (Months)                                                       347

Servicer Advances                                                                             0.00

Aggregate Pool Prepayment                                                             8,011,795.28
Pool Prepayment Rate                                                                   52.3166 CPR


Group 2
-------

Cut-Off Date Balance                                                                300,000,000.00

Beginning Aggregate Pool Stated Principal Balance                                   235,574,542.42
Ending Aggregate Pool Stated Principal Balance                                      221,805,702.06

Beginning Aggregate Certificate Stated Principal Balance                            387,951,315.69
Ending Aggregate Certificate Stated Principal Balance                               364,610,440.80



                                                  Page 1



  THE
BANK OF
  NEW
 YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
212-815-3236

                                         Countrywide Home Loans
                                      Fifth Third Mortgage Company
                                       Mortgage Pass-Through Trust
                                             Series 2001-19



Group 2
-------


Beginning Aggregate Loan Count                                                                 580
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                 31
Ending Aggregate Loan Count                                                                    549

Beginning Weighted Average Loan Rate (WAC)                                               7.255482%
Ending Weighted Average Loan Rate (WAC)                                                  7.254124%

Beginning Net Weighted Average Loan Rate                                                 6.496559%
Ending Net Weighted Average Loan Rate                                                    6.496365%

Weighted Average Maturity (WAM) (Months)                                                       347
Servicer Advances                                                                             0.00

Aggregate Pool Prepayment                                                            13,562,179.10
Pool Prepayment Rate                                                                   50.9424 CPR


Group 3
-------

Cut-Off Date Balance                                                                 33,755,042.97
Beginning Aggregate Pool Stated Principal Balance                                    18,395,333.91
Ending Aggregate Pool Stated Principal Balance                                       16,951,318.96

Beginning Aggregate Certificate Stated Principal Balance                            387,951,315.69
Ending Aggregate Certificate Stated Principal Balance                               364,610,440.80

Beginning Aggregate Loan Count                                                                  44
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                  3
Ending Aggregate Loan Count                                                                     41

Beginning Weighted Average Loan Rate (WAC)                                               6.856662%
Ending Weighted Average Loan Rate (WAC)                                                  6.840856%

Beginning Net Weighted Average Loan Rate                                                 6.597662%
Ending Net Weighted Average Loan Rate                                                    6.581856%

Weighted Average Maturity (WAM) (Months)                                                       347

Servicer Advances                                                                             0.00

Aggregate Pool Prepayment                                                             1,376,845.45
Pool Prepayment Rate                                                                   60.8245 CPR






                                                 Page 2


  THE
BANK OF
  NEW
 YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
212-815-3236

                                         Countrywide Home Loans
                                      Fifth Third Mortgage Company
                                       Mortgage Pass-Through Trust
                                             Series 2001-19

                                   Certificate Information

Group 1
-------

Senior Percentage                                                                   94.9783296756%
Senior Prepayment Percentage                                                       100.0000000000%

Subordinate Percentage                                                               5.0216703244%
Subordinate Prepayment Percentage                                                    0.0000000000%

Group 2
-------

Senior Percentage                                                                   95.8041126368%
Senior Prepayment Percentage                                                       100.0000000000%

Subordinate Percentage                                                               4.1958873632%
Subordinate Prepayment Percentage                                                    0.0000000000%

Group 3
-------

Senior Percentage                                                                   94.0529253439%
Senior Prepayment Percentage                                                       100.0000000000%

Subordinate Percentage                                                               5.9470746561%
Subordinate Prepayment Percentage                                                    0.0000000000%

Certificate Account

Beginning Balance                                                                             0.00

Deposit
Payments of Interest and Principal                                                   25,665,053.79
Liquidation Proceeds                                                                          0.00
All Other Proceeds                                                                            0.00
Other Amounts                                                                                 0.00
                                                                                    --------------
Total Deposits                                                                       25,665,053.79



Withdrawals
Reimbursement of Servicer Advances                                                            0.00
Payment of Master Servicer Fees                                                          59,391.49
Payment of Sub Servicer Fees                                                             98,215.80
Payment of Other Fees                                                                         0.00



                                                  Page 3


  THE
BANK OF
  NEW
 YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
212-815-3236

                                         Countrywide Home Loans
                                      Fifth Third Mortgage Company
                                       Mortgage Pass-Through Trust
                                             Series 2001-19


Payment of Insurance Premium(s)                                                               0.00
Payment of Personal Mortgage Insurance                                                        0.00
Other Permitted Withdrawal per the Pooling and Service Agreement                              0.00
Payment of Principal and Interest                                                    25,507,028.96
                                                                                    --------------
Total Withdrawals                                                                    25,664,636.25

Ending Balance                                                                              417.54

Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                21,390.19
Compensation for Gross PPIS from Servicing Fees                                          21,390.19
Other Gross PPIS Compensation                                                                 0.00
                                                                                    --------------
Total Net PPIS (Non-Supported PPIS)                                                          -0.00


Master Servicing Fees Paid                                                               59,391.49
Sub Servicing Fees Paid                                                                  98,215.80
Insurance Premium(s) Paid                                                                     0.00
Personal Mortgage Insurance Fees Paid                                                         0.00
Other Fees Paid                                                                               0.00
                                                                                        ----------
Total Fees                                                                              157,607.29






                  Delinquency Information

Group 1
-------

Delinquency                             30-59 Days      60-89 Days     90+ Days          Totals
-----------                             ----------      ----------     --------          ------

Scheduled Principal Balance            52,740,816.34         0.00          0.00      52,740,816.34
Percentage of Total Pool Balance          41.906542%     0.000000%     0.000000%        41.906542%
Number of Loans                                  131            0             0                131
Percentage of Total Loans                 41.987179%     0.000000%     0.000000%        41.987179%

Foreclosure
-----------

Scheduled Principal Balance                                                                  0.00
Percentage of Total Pool Balance                                                         0.000000%
Number of Loans                                                                                 0
Percentage of Total Loans                                                                0.000000%

                                              Page 4



  THE
BANK OF
  NEW
 YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
212-815-3236

                                         Countrywide Home Loans
                                      Fifth Third Mortgage Company
                                       Mortgage Pass-Through Trust
                                             Series 2001-19








Bankruptcy
----------

Scheduled Principal Balance                                                                   0.00
Percentage of Total Pool Balance                                                          0.000000%
Number of Loans                                                                                  0
Percentage of Total Loans                                                                 0.000000%


REO
---

Scheduled Principal Balance                                                                   0.00
Percentage of Total Pool Balance                                                          0.000000%
Number of Loans                                                                                  0
Percentage of Total Loans                                                                 0.000000%

Book Value of all REO Loans                                                                   0.00
Percentage of Total Pool Balance                                                          0.000000%

Current Realized Losses                                                                       0.00
Additional Gains (Recoveries)/Losses                                                          0.00
Total Realized Losses                                                                         0.00


Group 2
-------

Delinquency                               30-59 Days    60-89 Days     90+ Days           Totals
-----------                               ----------    ----------     --------           ------

Scheduled Principal Balance             1,277,989.49    399,907.35    376,827.58      2,054,724.42
Percentage of Total Pool Balance            0.576175%    0.180296%     0.169891%          0.926362%
Number of Loans                                    2             1             1                4
Percentage of Total Loans                  0.364299%     0.182149%     0.182149%          0.728597%

Foreclosure
-----------

Scheduled Principal Balance                                                                   0.00
Percentage of Total Pool Balance                                                          0.000000%
Number of Loans                                                                                  0
Percentage of Total Loans                                                                 0.000000%

Bankruptcy
----------

Scheduled Principal Balance                                                                   0.00
Percentage of Total Pool Balance                                                          0.000000%
Number of Loans                                                                                  0
Percentage of Total Loans                                                                0.000000%



                                                  Page 5



  THE
BANK OF
  NEW
 YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
212-815-3236

                                         Countrywide Home Loans
                                      Fifth Third Mortgage Company
                                       Mortgage Pass-Through Trust
                                             Series 2001-19

REO
---

Scheduled Principal Balance                                                                    0.00
Percentage of Total Pool Balance                                                           0.000000%
Number of Loans                                                                                   0
Percentage of Total Loans                                                                  0.000000%

Book Value of all REO Loans                                                                    0.00
Percentage of Total Pool Balance                                                           0.000000%

Current Realized Losses                                                                        0.00
Additional Gains (Recoveries)/Losses                                                           0.00
Total Realized Losses                                                                     10,974.91


Group 3
-------

Delinquency                              30-59 Days     60-89 Days     90+ Days           Totals
-----------                              ----------     ----------     --------           ------

Scheduled Principal Balance             17,018,547.80         0.00         0.00       17,018,547.80
Percentage of Total Pool Balance          100.396599%     0.000000%    0.000000%        100.396599%
Number of Loans                                   41             0            0                 41
Percentage of Total Loans                 100.000000%     0.000000%    0.000000%        100.000000%

Foreclosure
-----------

Scheduled Principal Balance                                                                   0.00
Percentage of Total Pool Balance                                                          0.000000%
Number of Loans                                                                                  0
Percentage of Total Loans                                                                 0.000000%

Bankruptcy
----------

Scheduled Principal Balance                                                                   0.00
Percentage of Total Pool Balance                                                          0.000000%
Number of Loans                                                                                  0
Percentage of Total Loans                                                                 0.000000%

REO
---

Scheduled Principal Balance                                                                   0.00
Percentage of Total Pool Balance                                                          0.000000%
Number of Loans                                                                                  0
Percentage of Total Loans                                                                 0.000000%

Book Value of all REO Loans                                                                   0.00
Percentage of Total Pool Balance                                                          0.000000%


                                                  Page 6



  THE
BANK OF
  NEW
 YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
212-815-3236

                                         Countrywide Home Loans
                                      Fifth Third Mortgage Company
                                       Mortgage Pass-Through Trust
                                             Series 2001-19



Current Realized Losses                                                                       0.00
Additional Gains (Recoveries)/Losses                                                          0.00
Total Realized Losses                                                                         0.00



                     Subordination/Credit Enhancement Information


Protection                                                             Original           Current
----------                                                             --------           -------

Bankruptcy Loss                                                       300,000.00        300,000.00
Bankruptcy Percentage                                                  0.055974%          0.082280%
Credit/Fraud Loss                                                  16,078,824.00              0.00
Credit/Fraud Loss Percentage                                           3.000000%          0.000000%
Special Hazard Loss                                                16,078,824.00     11,638,539.47
Special Hazard Loss Percentage                                         3.000000%          3.192048%


Credit Support                                                         Original           Current
--------------                                                         --------           -------

Class A                                                           518,004,023.73    346,956,173.62
Class A Percentage                                                    96.649613%         95.158047%

Class M                                                            9,112,000.00       8,964,048.15
Class M Percentage                                                    1.700124%          2.458528%

Class B1                                                           3,752,000.00       3,691,078.65
Class B1 Percentage                                                    0.700051%          1.012335%

Class B2                                                           1,608,000.00       1,581,890.85
Class B2 Percentage                                                    0.300022%          0.433858%

Class B3                                                           1,340,000.00       1,318,242.37
Class B3 Percentage                                                    0.250018%          0.361548%

Class B4                                                           1,072,000.00       1,054,593.90
Class B4 Percentage                                                    0.200015%          0.289239%

Class B5                                                           1,072,760.90       1,044,413.26
Class B5 Percentage                                                    0.200157%          0.286446%










                                                  Page 7

